UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2019

Ondas Holdings Inc.

(Exact name of registrant as specified in charter)

Nevada	000-56004	47-2615102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

165 Gibraltar Court,
Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

(888) 350-9994

(Registrant’s telephone number, including area code)

 N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The disclosures required by Item 1.01 are set forth below under Item 3.02 and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On November 27, 2019, and as previously disclosed in the Current Reports on Form 8-K filed by Ondas Holdings Inc., (the “Company”) on October 1, 2019 and November 1, 2019 with the Securities and Exchange Commission, the Company entered into securities purchase agreements with certain purchasers identified on the schedule of buyers attached thereto (the “Investors”), which provided for the sale by the Company of units (each, a “Unit” and collectively, the “Units”) at a cash purchase price of $2.50 per Unit (the “Offering”). Each Unit consists of one share of common stock of the Company, par value $0.0001 per share (the “Common Stock”), and one-half of one warrant to purchase one share of Common Stock at an exercise price of $3.25 per share for a period commencing six months and ending 36 months after the closing date (the “Investor Warrants”).

The closings of the Offering for an aggregate of 2,885,600 Units occurred on September 27, 2019 (for 2,426,000 units), October 30, 2019 (for 206,000 units), and November 27, 2019 (for 253,600 units). After payment of placement agent cash fees and expenses of the Offering, the Company received net proceeds of approximately $6.0 million.

National Securities Corporation, a wholly owned subsidiary of National Holdings, Inc., acted as placement agent (the “Placement Agent”) in the Offering. The Placement Agent received an aggregate cash fee of $721,400, or 10.0% of the gross proceeds raised in the Offering, reimbursement of transaction expenses, and warrants to purchase an aggregate of 288,560 shares of Common Stock on September 27, 2019 (for 242,600 shares), October 30, 2019 (for 20,600 shares), and November 27, 2019 (for 25,360 shares) at an exercise price equal to $3.25 (the “Placement Agent Warrants”). The Placement Agent Warrants are exercisable for a period commencing six months and ending 36 months after each closing date.

The Units were offered and sold exclusively to accredited investors, and the Placement Agent Warrants were offered and sold to the Placement Agent, in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), as a transaction not involving a public offering, pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Investors and the Placement Agent represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates, Investor Warrants and Placement Agent Warrants issued in the transaction. The offer and sale of the securities were made without any general solicitation or advertising.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
4.1	Form of Investor Warrant (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 1, 2019)
4.2	Form of Placement Agent Warrant (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on October 1, 2019)
10.1	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 1, 2019)
10.2	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 1, 2019)
10.3	Form of Lock-Up Agreement (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 1, 2019)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONDAS HOLDINGS INC.

	By:	/s/ Eric Brock
Date: December 4, 2019	Name:	Eric Brock
	Title:	Chief Executive Officer

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